UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Discovery Holding Company

(Name of Registrant as Specified in its Charter)

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DISCOVERY HOLDING COMPANY
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-4000

April 28, 2006

Dear Shareholder:

The 2006 Annual Meeting of Shareholders of Discovery Holding Company will be held at 9:00 a.m., local time, on May 31, 2006, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004. At the annual meeting, you will be asked to consider and vote on the following matters:

•	the “election of director proposal,” a proposal to elect J. David Wargo to serve as Class I member of our board of directors until the 2009 annual meeting of shareholders;

•	the “incentive plan approval proposal,” a proposal to approve the Discovery Holding Company 2005 Incentive Plan;

•	the “auditors ratification proposal,” a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006; and

•	any other business as may properly come before the annual meeting.

This document describes the annual meeting, the enumerated proposals and related matters. Our board has approved each of the enumerated proposals and recommends that you vote “FOR” each of them.

Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid return envelope. Alternatively, you may submit your proxy over the Internet or by telephone. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. It will not, however, prevent you from later revoking your proxy or changing your vote at the meeting, in each case as more fully described in the attached proxy statement.

Thank you for your continued support and interest in our company.

Very truly yours,

John C. Malone
Chief Executive Officer

DISCOVERY HOLDING COMPANY
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 31, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders of Discovery Holding Company, a Delaware corporation, will be held at 9:00 a.m., local time, on May 31, 2006, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004, for the following purposes:

1. To vote in the election of J. David Wargo to serve as Class I member of our board of directors until our 2009 annual meeting of shareholders (the “election of director proposal”);

2. To consider and vote upon a proposal to approve the implementation of the Discovery Holding Company 2005 Incentive Plan (the “incentive plan approval proposal”);

3. To consider and vote upon a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006 (the “auditors ratification proposal”); and

4. To transact any other business as may properly come before the annual meeting.

Holders of record of Discovery Holding Company Series A common stock, par value $.01 per share, and Discovery Holding Company Series B common stock, par value $.01 per share, outstanding as of 5:00 p.m., New York City time, on April 21, 2006, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof. Holders of record of Series A common stock and Series B common stock on the record date will vote together as a single class on each proposal. A list of shareholders entitled to vote at the annual meeting will be available at our offices for review by our shareholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

The board of directors has carefully considered and approved each of the proposals described above and recommends that you vote “FOR” each of them.

YOUR VOTE IS IMPORTANT. You may also execute and deliver a proxy by telephone, Internet or mail.

By order of the board of directors,

Charles Y. Tanabe
Senior Vice President, General Counsel and
Secretary

Englewood, Colorado
April 28, 2006

Even if you intend to be present at the annual meeting please make sure your shares are voted by executing the enclosed proxy and returning it promptly.

DISCOVERY HOLDING COMPANY
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-4000

PROXY STATEMENT

For Annual Meeting of Shareholders

We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2006 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on May 31, 2006, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and approve the proposals described in the Notice of Annual Meeting of Shareholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $.01 per share, and our Series B common stock, par value $.01 per share.

The date of this proxy statement is April 28, 2006. We are first sending this proxy statement to shareholders on or about that date.

VOTING; PROXIES

Voting

Who May Vote

Holders of our Series A common stock and Series B common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 21, 2006 (which is the record date for the annual meeting), may vote at the annual meeting. We expect there to be, as of the record date for the annual meeting, approximately 3,569 record holders of Series A common stock and approximately 163 record holders of Series B common stock. These amounts do not include the number of shareholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

As of February 28, 2006, an aggregate of 268,096,119 shares of our Series A common stock and 12,106,093 shares of our Series B common stock were outstanding and entitled to vote. No other shares of our capital stock are currently outstanding.

Votes You Have

At the annual meeting, holders of Series A common stock will have one vote per share for each share of Series A common stock that our records show they owned on the record date, and holders of Series B common stock will have ten votes per share for each share of Series B common stock that our records show they owned on the record date.

How to Vote

You may vote in person at the annual meeting. Alternatively, you may give a proxy by completing, signing, dating and returning the enclosed proxy card, or by executing and delivering a proxy by telephone or over the Internet. We recommend that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

Quorum

In order to carry on the business of the annual meeting, we must have a quorum present. This means that at least a majority of the voting power represented by the shares of our common stock outstanding on the record date must be represented at the annual meeting, either in person or by proxy. For purposes of determining a quorum, we will include your shares as represented at the meeting even if you indicate on your proxy card that you abstain from voting. In addition, if a broker, bank or other nominee, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any proposal (whether by reason of the beneficial owner’s withholding of such authority or if those shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to any proposal), these shares (which we refer to as broker non-votes) will be treated as present for purposes of determining the presence of a quorum.

Votes Needed

Election of Director Proposal.   A plurality of the affirmative votes of the shares of our Series A common stock and Series B common stock outstanding on the record date, voting together as a single class, that are voted in person or by proxy at the annual meeting is required to elect Mr. Wargo as Class I member of our board of directors. This means that the nominee will be elected if he receives more affirmative votes than any other person.

If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the election of director proposal.

Broker non-votes will have no effect on the election of director proposal.

Incentive Plan Approval Proposal.   Approval of the incentive plan proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock entitled to vote that are present, in person or by proxy, at the annual meeting, voting together as a single class.

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” the incentive plan approval proposal.

Broker non-votes will have no effect on the incentive plan approval proposal.

Auditors Ratification Proposal.   Approval of the auditors ratification proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock entitled to vote that are present, in person or by proxy, at the annual meeting, voting together as a single class.

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” the auditors ratification proposal.

Broker non-votes will have no effect on the auditors ratification proposal.

Proxies

How Proxies Work

Record Holders.   A form of proxy for use at the annual meeting has been included with each copy of this proxy statement mailed to our record shareholders. Unless subsequently revoked, shares of common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

We recommend that you vote by proxy even if you plan to attend the meeting. You may change your vote at the meeting. To submit a written proxy by mail, you should complete, sign, date and mail the proxy card in accordance with the instructions on the card. If a proxy card is signed and returned without indicating any voting instructions, the shares of common stock represented by the proxy will be voted “FOR” each of the proposals. You may also submit a proxy over the Internet or by telephone by following the instructions set forth on the proxy card.

Shares Held in Street Name.   If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to give instructions regarding the voting of your shares.

Shares represented by broker non-votes will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular proposal. For information concerning the effects of broker non-votes, see “— Voting — Votes Needed” above.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instruction.

Revoking a Proxy

Record Holders.   Before your proxy is voted, you may change your voting instructions by telephone or over the Internet (if you originally gave your proxy by telephone or over the Internet), by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Discovery Holding Company, c/o Computershare Trust Company, N.A., P.O. Box 43101, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting.

Your attendance at the annual meeting will not, by itself, revoke your proxy.

Shares Held in Street Name.   If your shares are held in an account by a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

The board of directors is not currently aware of any business to be acted on at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the annual meeting, the persons you choose as proxies may have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

One of the other matters that could come before the annual meeting is a proposal to adjourn or postpone the meeting. If the purpose of the proposal to adjourn or postpone the annual meeting is the solicitation of additional proxies, the persons you choose as proxies will not have the discretion to vote for such a proposal; instead:

•	shares represented by proxies voting against the proposals will be voted “AGAINST” such proposal to adjourn or postpone the annual meeting;

•	shares represented by proxies voting for the proposals will be voted “FOR” such proposal to adjourn or postpone the annual meeting; and

•	shares represented by proxies indicating the shareholder abstained from voting on the proposals may not be voted with respect to such proposal to adjourn or postpone the annual meeting.

However, if the purpose of the adjournment or postponement is not for the solicitation of additional proxies, the persons you choose as proxies will have discretion to vote on any adjournment or postponement of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning shares of our common stock beneficially owned by each person or entity (other than certain of our directors and executive officers, whose ownership information follows) known by us to own more than five percent of the outstanding shares of our common stock.

The percentage ownership information is based upon 268,096,119 shares of our Series A common stock and 12,106,093 shares of our Series B common stock outstanding as of February 28, 2006.

Name of		Amount and Nature of		Percent of	Voting
Beneficial Owner	Title of Class	Beneficial Ownership		Class	Power

Southeastern Asset Management, Inc.	Series A	27,722,754	(1)	10.3%	7.1%
Harris Associates L.P.	Series A	28,018,162	(2)	10.5%	7.2%
Capital Research and Management Company	Series A	21,172,180	(3)	7.9%	5.4%

(1)	The number of shares of common stock is based upon Amendment No. 1 to the Schedule 13G dated February 10, 2006, filed by Southeastern Asset Management, Inc., an investment adviser, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, with respect to our Series A common stock. All of the 27,722,754 shares of our Series A common stock covered by the Schedule 13G are owned by Southeastern’s investment advisory clients and none are owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G pursuant to Rule 13d-4. The Schedule 13G reflects that Southeastern has sole voting power over 10,066,310 shares of our Series A common stock and shared voting power over 16,257,344 shares of our Series A common stock.

(2)	The number of shares of common stock is based upon information provided to us by Harris Associates L.P. According to Harris Associates, they are deemed to be the beneficial owner of 28,018,162 shares of our Series A common stock, as a result of acting as investment adviser

(3)	The number of shares of common stock is based upon the Schedule 13G dated February 10, 2006, filed by Capital Research and Management Company with respect to our Series A common stock. Capital Research, an investment adviser, is deemed to be the beneficial owner of 21,172,180 shares of our Series A common stock, as a result of acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G reflects that Capital Research has sole voting power over 11,491,180 shares of our Series A common stock.

Security Ownership of Management

The following table sets forth information with respect to the ownership by each of our directors and each of our named executive officers, and by all of our directors and executive officers as a group, of shares of our Series A and our Series B common stock.

The security ownership information is given as of February 28, 2006 and, in the case of percentage ownership information, is based upon 268,096,119 shares of our Series A common stock and 12,106,093 shares of our Series B common stock outstanding on such date.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2006, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock, but the voting power of the Series A common stock and Series B common stock have been aggregated. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

		Amount and Nature of		Percent of	Voting
Name of Beneficial Owner	Title of Class	Beneficial Ownership		Class	Power
		(In thousands)

John C. Malone	Series A	3,621	(1)(2)(3)(4)	1.4%	30.6%
	Series B	11,876	(1)(4)	89.6%
Robert R. Bennett	Series A	581	(5)(6)(7)	*	4.3%
	Series B	1,668	(6)(7)	12.1%
Paul A. Gould	Series A	191	(8)	*	*
	Series B	174		1.4%
M. LaVoy Robison	Series A	3	(9)	*	*
	Series B	0
J. David Wargo	Series A	10	(10)(11)	*	*
	Series B	0
David J.A. Flowers	Series A	177	(12)(13)(14)	*	*
	Series B	0
Albert E. Rosenthaler	Series A	54	(15)(16)	*	*
	Series B	0
Christopher W. Shean	Series A	50	(17)(18)	*	*
	Series B	0
Charles Y. Tanabe	Series A	241	(19)(20)(21)	*	*
	Series B	0
All directors and executive officers as a Group (9 persons)	Series A	4,929	(3)(7)(11)(14)(22)(23)(24)	1.8%	34.0%
	Series B	13,721	(7)(23)(24)	92.0%

*	Less than one percent

(1)	Includes 314,317 shares of our Series A common stock and 340,943 shares of our Series B common stock held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)	Includes 75,916 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(3)	Includes 330 and 1,721,588 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(4)	Includes beneficial ownership of 137 shares of our Series A common stock and 1,148,540 shares of our Series B common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options. Mr. Malone has the right to convert the options to purchase shares of our Series B common stock into options to purchase shares of our Series A common stock.

(5)	Includes 2,962 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(6)	Includes beneficial ownership of 202,564 shares of our Series A common stock and 1,667,985 shares of our Series B common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options. Mr. Bennett has the right to convert the options to purchase shares of our Series B common stock into options to purchase shares of our Series A common stock.

(7)	Includes 124,659 shares of our Series A common stock and 40 shares of our Series B common stock owned by Hilltop Investments, Inc., which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(8)	Includes beneficial ownership of 3,075 shares of our Series A common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options.

(9)	Includes beneficial ownership of 2,200 shares of our Series A common stock, which may be acquired within 60 days of February 28, 2006 pursuant to stock options.

(10)	Includes beneficial ownership of 1,048 shares of our Series A common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options.

(11)	Includes 3,137 shares of our Series A common stock held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership.

(12)	Includes 1,358 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(13)	Includes beneficial ownership of 134,841 shares of our Series A common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options.

(14)	Includes 2,700 shares of our Series A common stock owned by AIKD Investment, Inc., which is solely owned by Mr. Flowers.

(15)	Includes 648 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(16)	Includes beneficial ownership of 53,460 shares of our Series A common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options.

(17)	Includes 1,368 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(18)	Includes beneficial ownership of 48,845 shares of our Series A common stock, which may be acquired within 60 days of February 28, 2006 pursuant to stock options.

(19)	Includes 306 shares of our Series A common stock held by Mr. Tanabe’s wife, Arlene Bobrow, as to which shares Mr. Tanabe has disclaimed beneficial ownership.

(20)	Includes beneficial ownership of 211,415 shares of our Series A common stock, which may be acquired within 60 days of February 28, 2006 pursuant to stock options.

(21)	Includes 751 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(22)	Includes 83,003 shares of our Series A common stock held by the Liberty 401(k) Savings Plan.

(23)	Includes 314,623 shares of our Series A common stock and 340,943 shares of our Series B common stock held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers has been disclaimed.

(24)	Includes beneficial ownership of 657,585 shares of our Series A common stock and 2,816,525 shares of our Series B common stock, which may be acquired within 60 days after February 28, 2006 pursuant to stock options. The options to purchase shares of our Series B common stock may be converted, at the option of the holder, into options to purchase shares of our Series A common stock.

Change of Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS BY OUR BOARD

The following proposals will be presented at the annual meeting by the board of directors.

PROPOSAL 1 — THE ELECTION OF DIRECTOR PROPOSAL

Board of Directors

The board of directors currently consists of five directors, divided among three classes. Our Class I director, whose term will expire at the annual meeting, is J. David Wargo. Mr. Wargo is nominated for re-election to our board to continue to serve as Class I director, and we have been informed that he is willing to continue to serve as director of our company. The term of the Class I director who is elected at the annual meeting will expire at the annual meeting of our shareholders in the year 2009. Our Class II directors, whose terms will expire at the annual meeting of our shareholders in the year 2007, are Paul A. Gould and M. LaVoy Robison. Our Class III directors, whose terms will expire at the annual meeting of our shareholders in the year 2008, are Robert R. Bennett and John C. Malone.

If Mr. Wargo should decline re-election or should become unable to serve as a director of our company for any reason before the annual meeting, votes in favor of Mr. Wargo will be cast for a substitute nominee, if any, designated by the board of directors, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

The following lists the nominee for re-election as director and the four directors of our company whose terms of office will continue after the annual meeting, including the birth date of each person, the positions with our company or principal occupation of each person, certain other directorships held and the year each person became a director of our company. The number of shares of our common stock beneficially owned by each nominee or director, as of February 28, 2006, is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

Nominee for Election as Director

J. David Wargo:  Born October 1, 1953. A director of our company since May 2005. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Strayer Education, Inc., OpenTV Corp. and Liberty Global, Inc. (“LGI”).

Directors Whose Terms Expire in 2007

Paul A. Gould:  Born September 27, 1945. A director of our company since May 2005. Mr. Gould has served as a Managing Director and Executive Vice President of Allen & Company Incorporated, an investment banking services company, for more than the last five years. Mr. Gould is a director of Liberty Media Corporation (“Liberty”), Ampco-Pittsburgh Corporation and LGI.

M. LaVoy Robison.  Born September 6, 1935. A director of our company since May 2005. Mr. Robison has been executive director and a board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is a director of Liberty.

Directors Whose Terms Expire in 2008

Robert R. Bennett:  Born April 19, 1958. President of our company since March 2005 and a director of our company since May 2005. Mr. Bennett served as President of Liberty from April 1997 to February 2006 and as Chief Executive Officer of Liberty from April 1997 to August 2005. Mr. Bennett held various executive positions since Liberty’s inception in 1990. Mr. Bennett is a director of Liberty and OpenTV Corp.

John C. Malone:  Born March 7, 1941. Chief Executive Officer and Chairman of the Board of our company since March 2005 and a director of our company since May 2005. Mr. Malone has served as Chairman of the Board and a director of Liberty since 1990. Mr. Malone served as Chief Executive Officer of Liberty from August 2005 to

February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (“TCI”) from November 1996 to March 1999 and Chief Executive Officer of TCI from January 1994 to March 1999. Mr. Malone is Chairman of the Board of LGI and a director of The Bank of New York and Expedia, Inc.

Vote and Recommendation

A plurality of the affirmative votes of the shares of our common stock outstanding on the record date, voting together as a single class, that are voted in person or by proxy at the annual meeting is required to elect Mr. J. David Wargo as Class I member of our board of directors.

Our board of directors recommends a vote “FOR” the election of the nominee to our board of directors.

PROPOSAL 2 — THE INCENTIVE PLAN APPROVAL PROPOSAL

Background and Reason

In connection with our spin off from Liberty, our board of directors, on May 3, 2005, approved and adopted the Discovery Holding Company 2005 Incentive Plan, which we refer to as the “incentive plan”, and determined to submit the incentive plan for the approval of Liberty Programming Company LLC, the subsidiary of Liberty, which was then our sole stockholder. On May 3, 2005, Liberty Programming Company LLC approved the incentive plan. In order for certain awards under the incentive plan to be eligible for favorable tax treatment under Section 162(m) of the Internal Revenue Code, the incentive plan must be approved by our public stockholders.

General

The incentive plan is administered by the compensation committee of our board of directors. The compensation committee currently has three members: Paul A. Gould, M. LaVoy Robison and J. David Wargo. Each member is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. The compensation committee has the full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made.

The incentive plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. The incentive plan is also intended to (1) attract persons of exceptional ability to become officers and employees of our company and (2) induce independent contractors to provide services to our company. Employees (including officers) of, or independent contractors providing services to, our company or our subsidiaries are eligible to participate and may be granted awards under the incentive plan. Awards may be made to any such employee, officer or contractor whether or not he or she holds or has held awards under this plan or under any other plan of our company or any of our affiliates.

Summary of the Incentive Plan

The following is a summary of the material provisions of the incentive plan and is qualified in its entirety by the complete text of the incentive plan, which is attached to this proxy statement as Annex A. The compensation committee may grant non-qualified stock options, stock appreciation rights (SARs), restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the incentive plan (collectively, awards). The maximum number of shares of all series of our common stock with respect to which awards may be issued under the incentive plan is 20 million. No person may be granted in any calendar year awards covering more than 2 million shares of our common stock. In addition, no person may receive payment for performance awards during any calendar year in excess of $10 million.

Shares of our common stock will be made available from either our authorized but unissued shares or shares that have been issued but reacquired by our company. Shares of our common stock that are subject to (1) any award that expires, terminates or is annulled for any reason without having been exercised and (2) any award of restricted shares or stock units that is forfeited prior to becoming vested, will once again be available for distribution under the incentive plan.

The compensation committee also has the power to:

•	interpret the incentive plan and adopt any rules, regulations and guidelines for carrying out the incentive plan that it believes are proper;

•	correct any defect or supply any omission or reconcile any inconsistency in the incentive plan or related documents;

•	determine the form and terms of the awards made under the incentive plan, including persons to be granted awards and the number of shares or other consideration subject to such awards;

•	provide that option exercises may be paid in cash, by check, by promissory note (subject to applicable law), in common stock, by the withholding of shares of our common stock, by broker-assisted exercise or any combination of the foregoing; and

•	delegate to any subcommittee its authority and duties under the incentive plan unless a delegation would adversely impact the availability of transaction exemptions under Rule 16b-3 of the Exchange Act, and the deductibility of compensation for federal income tax purposes.

Types of Awards that May Be Granted Under the Incentive Plan

Options

Non-qualified stock options entitle the holder to purchase a specified number of shares of common stock at a specified exercise price subject to the terms and conditions of the option grant. The price at which options may be exercised under the incentive plan will be no less than the fair market value of the applicable series of our common stock as of the day the option is granted. The compensation committee determines, in connection with each option awarded to a holder, (1) the exercise price, (2) whether that price is payable in cash, by check, by promissory note, in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by broker-assisted exercise or any combination of the foregoing, (3) other terms and conditions of exercise, (4) restrictions on transfer of the option and (5) other provisions not inconsistent with the incentive plan. Options granted under the incentive plan are generally non-transferable during the lifetime of an option holder, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Stock Appreciation Rights

SARs entitle the recipient to receive a payment in stock equal to the excess value of the stock (on the day the right is exercised) over the price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of the shares of common stock subject to the related option (a tandem SAR) or granted separately to an eligible employee (a free-standing SAR). Tandem SARs are exercisable only to the extent that the related option is exercisable. Upon the exercise or termination of the related option, the related tandem SAR will be automatically cancelled to the extent of the number of our shares of common stock with respect to which the related option was so exercised or terminated. Free-standing SARs are exercisable at the time and upon the terms and conditions as provided in the relevant agreement. The base price of a free-standing SAR will be no less than the fair market value of the applicable series of our common stock as of the day the free-standing SAR is granted. SARs granted under the incentive plan are also generally non-transferable during the lifetime of a SAR holder, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

Restricted Shares

Restricted shares are shares of our common stock that become vested and may be transferred upon completion of the restriction period. Restricted shares may be issued at either the beginning or end of the restriction period. Individual agreements may provide that dividend equivalents will be paid during the restriction period in the event that shares are to be issued at the end of the restriction period. An agreement under which restricted shares are issued may also provide that the holder of the shares be paid a cash amount when the shares become vested. Upon the applicable vesting date, all or the applicable portion of restricted shares will vest, any retained distributions or unpaid dividend equivalents with respect to the such restricted shares will vest to the extent that the restricted shares related thereto have vested, and any cash award to be received by the holder with respect to such restricted shares will become payable.

Stock Units

Shares of our common stock or units based upon the fair market value of our common stock may also be awarded under the incentive plan. The compensation committee has the power to determine the terms, conditions, restrictions, vesting requirements and payment rules for awards of stock units.

Cash Awards

The compensation committee may also provide for the grant of cash awards. A cash award is a bonus paid in cash that is based solely upon the attainment of one or more performance goals that have been established by the compensation committee. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.

Performance Awards

At the discretion of the compensation committee, performance awards payable in cash may be granted and any of the other above-described awards may also be designated a performance award. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee, based upon any one or more of the following, as the same may be defined by the compensation committee in connection with any such grant:

•	increased revenue;

•	net income measures (including, but not limited to, income after capital costs and income before or after taxes);

•	stock price measures (including, but not limited to, growth measures and total stockholder return);

•	price per share of common stock;

•	market share;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization;

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•	cash flow measures (including, but not limited to, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•	return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•	expense measures (including, but not limited to, overhead costs and general and administrative expense);

•	margins;

•	stockholder value;

•	total stockholder return;

•	proceeds from dispositions;

•	total market value; and

•	corporate values measures (including ethics compliance, environmental and safety).

Performance measures may apply to the holder, to one or more business units or divisions of our company or the applicable sector, or to our company as a whole. Goals may also be based upon performance relative to a peer group of companies. If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The compensation committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.

Awards Generally

The awards described above may be granted either individually, in tandem or in combination with each other. Under certain conditions, including the occurrence of an approved transaction, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. In addition, if a holder’s service terminates due to death or disability (as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Adjustments

The number and kind of shares of common stock which may be awarded, optioned or otherwise made subject to awards under the incentive plan, the number and kind of shares of common stock covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the compensation committee’s discretion, as the compensation committee deems equitable, in the event (1) we subdivide our outstanding shares of any series of our common stock into a greater number of shares of such series of common stock, (2) we combine our outstanding shares of any series of common stock into a smaller number of shares of such series of common stock or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase such series of common stock, or any other similar corporate event (excluding approved transactions (as defined in the incentive plan)).

Amendment and Termination of the Plan

The compensation committee may terminate the incentive plan at any time prior to the tenth anniversary of the date on which the incentive plan became effective. The compensation committee may also suspend, discontinue, modify or amend the incentive plan any time prior to the tenth anniversary of the date on which the incentive plan became effective. However, before an amendment can be made that would adversely affect a participant who has already been granted an award, the participant’s consent must be obtained, unless the change is necessary to comply with section 409A of the Code. No awards can be made under the incentive plan after the tenth anniversary of the date on which the incentive plan became effective. The incentive plan became effective on May 3, 2005.

United States Federal Income Tax Consequences

The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of non-qualified stock options, SARs, restricted shares, stock units and cash awards issued under the incentive plan. The discussion is general in nature and does not take into account a number of considerations that may apply based upon the circumstances of a particular holder under the incentive plan, including the possibility that a holder may not be subject to U.S. federal income taxation.

Non-Qualified Stock Options; SARs

Holders will not realize taxable income upon the grant of a non-qualified stock option or a SAR. Upon the exercise of a non-qualified stock option or a SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the holder under the foregoing rules. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss.

Under current rulings, if a holder transfers previously held shares in satisfaction of part or all of the exercise price of a non-qualified stock option, the holder will recognize income with respect to the shares received, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the non-qualified stock option exercise price. Moreover, that number of shares received upon exercise that equals the number of previously held shares surrendered in satisfaction of the non-qualified stock option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option exercise price. Any additional shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the holder, plus the amount of ordinary income recognized by the holder with respect to the shares received.

Cash Awards; Stock Units; Restricted Shares

A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it. A holder will not have taxable income upon the grant of a stock unit but rather will generally recognize ordinary compensation income at the time the holder receives cash in satisfaction of such stock unit or shares of common stock in satisfaction of such stock unit in an amount equal to the fair market value of the shares received.

Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income.

A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares of our common stock received pursuant to awards. Dividends that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the holder under the foregoing rules.

Section 409A

Awards under our incentive plan have features that could cause them to be treated as deferred compensation arrangements. Recent changes in law have significantly altered the tax law relating to nonqualified deferred compensation arrangements, through the adoption of the new section 409A of the Code, and have imposed significant penalties for noncompliance. Specifically, if a deferred compensation arrangement does not comply with section 409A, deferred amounts will be taxed currently at the employee’s marginal rate, interest will be assessed at the underpayment rate established by the IRS plus one percent, measured from the later of the deferral date or the vesting date, and a penalty will be assessed equal to 20% of the taxable amount of compensation. The IRS is expected to promulgate additional regulations and guidelines for employers seeking to comply with new Code section 409A, but such regulations and guidelines are still evolving. We intend to administer the incentive plan in a manner that is in good faith compliance with section 409A and applicable regulations.

We intend that any awards under the incentive plan satisfy the applicable requirements of section 409A. If any plan provision or award would result in the imposition of an additional tax under section 409A, such plan provision or award will be amended to avoid imposition of the additional tax. No action taken to comply with section 409A will be deemed to adversely affect the employee’s rights under any award.

Certain Tax Code Limitations on Deductibility

In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the incentive plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the incentive plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. In order for certain awards under the incentive plan to be eligible for favorable tax treatment under Section 162 (m) of the Code, we are submitting the incentive plan for the approval of our stockholders at the annual meeting. If the incentive plan proposal is not approved at the annual meeting, awards under the incentive plan will not be eligible for favorable tax treatment under Section 162(m) of the Code.

Vote and Recommendation

The affirmative vote of the holders of a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock entitled to vote that are present, in person or by proxy, at the annual meeting, voting together as a single class, is required to approve the Discovery Holding Company 2005 Incentive Plan.

Our board of directors recommends a vote “FOR” the approval of the Discovery Holding Company 2005 Incentive Plan.

PROPOSAL 3 — THE AUDITORS RATIFICATION PROPOSAL

We are asking our shareholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006.

Even if the selection of KPMG LLP is ratified, the audit committee of our board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our shareholders. In the event our shareholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2007.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if that representative so desires and will be available to respond to appropriate questions.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements, including our consolidated subsidiaries, for 2005, and fees billed for other services rendered by KPMG LLP:

2005

Audit fees	$830,000
Audit related fees(1)	15,000

Audit and audit related fees	845,000
Tax fees(2)	200,000

Total fees	$1,045,000

(1)	Audit related fees include fees incurred for due diligence related to potential business combinations and audits of financial statements of certain employee benefits plans.

(2)	Tax fees consisted of tax compliance and consultations regarding the tax implications of certain transactions.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such other services is incompatible with KPMG LLP maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

On November 7, 2005, our audit committee adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide (a) audit services as specified in the policy, including financial audits of our company and our subsidiaries, services associated with our registration statements such as consents and comfort letters, and consultations with management as to accounting or reporting of transactions; (b) audit-related services as specified in the policy, such as due diligence services, financial audits of employee benefit plans and assistance with implementation of the requirements of SEC rules or listing standards; and (c) tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions (all of the foregoing, Pre-Approved Services). Notwithstanding the foregoing general pre-approval, any individual project involving the provision of Pre-Approved Services that is expected to result in fees in excess of $40,000 requires the specific pre-approval of our audit committee. In addition, any engagement of our independent auditors for services other than the Pre-Approved Services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee. M. LaVoy Robison currently serves as the Chairman of our audit committee. At each audit committee meeting, the Chairman’s approval of services provided by our independent auditors is subject to ratification by the entire audit committee.

The audit committee has established a policy governing the Company’s use of KPMG LLP for non-audit services. Under the policy, management may use KPMG LLP for non-audit services that are permitted under law, provided that management obtains the audit committee’s approval before such services are rendered.

All services provided by our independent auditor during 2005 were approved in accordance with the terms of the policy.

Vote and Recommendation

The affirmative vote of the holders of a majority of the aggregate voting power of the shares of our Series A common stock and Series B common stock entitled to vote that are present, in person or by proxy, at the annual meeting, voting together as a single class, is required to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2006.

Our board of directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as our independent auditors for the year ending December 31, 2006.

CONCERNING MANAGEMENT

Executive Officers

The following lists the executive officers of our company (other than those who also serve as a director and who are listed under “Proposal 1 — The Election of Director Proposal”), their birth dates and a description of their business experience, including positions held with our company.

Name	Position

David J.A. Flowers Born May 17, 1954	Senior Vice President and Treasurer of our company since March 9, 2005. A Senior Vice President of Liberty since October 2000 and Treasurer of Liberty since April 1997. Mr. Flowers served as a Vice President of Liberty from June 1995 to October 2000.
Albert E. Rosenthaler Born August 29, 1959	A Senior Vice President of our company since March 9, 2005. A Senior Vice President of Liberty since April 2002. Prior to joining Liberty, Mr. Rosenthaler was a tax partner in the accounting firm of Arthur Andersen LLP for more than five years.
Christopher W. Shean Born July 16, 1965	Senior Vice President and Controller of our company since March 9, 2005. A Senior Vice President of Liberty since January 2002 and Controller of Liberty since October 2000. Mr. Shean served as a Vice President of Liberty from October 2000 to January 2002.
Charles Y. Tanabe Born November 27, 1951	Senior Vice President, General Counsel and Secretary of our company since March 9, 2005. Mr. Tanabe has served as Secretary of Liberty since April 2001 and as a Senior Vice President and General Counsel of Liberty since January 1999. Mr. Tanabe is a director of Fun Technologies, Inc.

The executive officers named above will serve in such capacities until the next annual meeting of our board of directors, or until their earlier death, resignation, disqualification or removal from office.

There is no family relationship among any of our executive officers or directors, by blood, marriage or adoption.

During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

Section 16(a) Beneficial Ownership Reporting and Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us with respect to our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with, except that one report covering three transactions was filed late by John C. Malone our Chairman and Chief Executive Officer.

Code of Conduct

We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers. Our code of business conduct and ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and our “code of conduct” within the meaning of the Nasdaq Stock Market rules. Our code of business conduct and ethics is available on our website at www.discoveryholdingcompany.com. In addition, we will provide a copy of our code of business conduct and ethics, free of charge, to any shareholder who calls or submits a request in writing to Investor Relations, Discovery Holding Company, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (866) 876-0461.

Director Independence

A majority of the members of our board of directors meet the definition of “independent director” under the Nasdaq Stock Market qualification standards. After review of all relevant transactions or relationships between each director, or any of his family members, and our company, its senior management and its independent auditors, the board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Mr. Malone, who is our Chairman and Chief Executive Officer and Mr. Bennett, who is our President.

Committees of the Board of Directors

Executive Committee

Our board of directors has established an executive committee, whose members are Robert R. Bennett, Paul A. Gould and John C. Malone. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

Compensation Committee

Our board of directors has established a compensation committee, whose members are Paul A. Gould, M. LaVoy Robison and J. David Wargo. The compensation committee reviews and makes recommendations to our board of directors regarding all forms of compensation provided to our executive officers and directors. In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees and has responsibility for the administration of our incentive plan.

Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.discoveryholdingcompany.com. In addition, we will provide a copy of this charter, free of charge, to any shareholder who calls or submits a request in writing to Investor Relations, Discovery Holding Company, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (866) 876-0461.

Audit Committee

Our board of directors has established an audit committee, whose members are Mr. Gould, Mr. Robison and Mr. Wargo. Our board of directors has determined that each of Messrs. Gould, Robison and Wargo are independent, as independence is defined for audit committee members in the rules of the Nasdaq Stock Market as well as in the rules and regulations adopted by the SEC. In addition, our board of directors has determined that M. LaVoy Robison qualifies as an “audit committee financial expert” under applicable rules and regulations adopted by the SEC. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:

•	appointing or replacing our independent auditors;

•	reviewing and approving in advance the scope of and fees for our annual audit and reviewing the results of our audits with our independent auditors;

•	reviewing and approving in advance the scope of and fees for non-audit services of our independent auditors;

•	reviewing audited financial statements with our management and independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•	overseeing the performance of services by our independent auditors, including holding quarterly meetings to review the quarterly reports of our independent auditors, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, obtaining, annually, a letter from our independent auditors addressing certain internal quality-control issues, reviewing with our independent auditors any audit-related problems or difficulties and the response of our management, and addressing other general oversight issues;

•	reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•	overseeing the implementation and maintenance of an internal audit function, discussing with our independent auditors and our management the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	reviewing and overseeing compliance with, and establishing procedures for the treatment of alleged violations of, applicable securities laws, SEC and Nasdaq Stock Market rules regarding audit committees and the code of business conduct and ethics adopted by our board of directors; and

•	preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is included as Annex B to this proxy statement. The charter is also available on our website at www.discoveryholdingcompany.com. We will provide a copy of the charter, free of charge, to any shareholder who calls or submits a request in writing to Investor Relations, Discovery Holding Company, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (866) 876-0461.

Audit Committee Report.   Each member of the audit committee is an independent director as determined by the board of directors of Discovery Holding Company, based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the board. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. M. LaVoy Robison is Discovery Holding Company’s “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews Discovery Holding Company’s financial reporting process on behalf of the board of directors. KPMG LLP, Discovery Holding Company’s independent auditor for 2005, is responsible for expressing opinions on the conformity of Discovery Holding Company’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The audit committee has reviewed and discussed with management and KPMG Discovery Holding Company’s most recent audited consolidated financial statements. The audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, including that firm’s judgment about the quality of Discovery Holding Company’s accounting principles, as applied in its financial reporting.

KPMG has provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the audit committee has discussed with KPMG that firm’s independence from Discovery Holding Company and its subsidiaries.

Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to the board of directors of Discovery Holding Company that the audited financial statements be included in Discovery Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 23, 2006 with the SEC.

Submitted by the Members of the Audit Committee:

Paul A. Gould
M. LaVoy Robison
J. David Wargo

Absence of a Nominating Committee

We do not have a standing nominating committee. The board as a whole performs the functions of a nominating committee for purposes of the annual selection of nominees for the election of directors. We believe a nominating committee is not necessary because the board as a whole is familiar with the industries in which our company operates and is knowledgeable regarding the selection of directors. In addition, a majority of our directors are considered independent directors within the meaning of the applicable rules of the Nasdaq Stock Market. The board does not have a charter or other written guidelines for its nominating process. While the board will consider nominees recommended by shareholders, it has not actively solicited such recommendations, nor has it to date established any director nominee criteria or shareholder nominee procedures. The board has historically selected nominees based on their business, financial, accounting or other relevant expertise, their prior experience in the industries in which our company operates and their involvement with our company.

Other

The board, by resolution, may from time to time establish certain other committees of the board, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of the board, subject to applicable law.

Board Meetings

During 2005, there were five meetings of our full board of directors, one meeting of our compensation committee and three meetings of our audit committee. None of our directors missed a board meeting or a committee meeting.

Director Attendance at Annual Meetings

Our board of directors encourages all members to attend each annual meeting of the company’s stockholders. Because the company was spun off from Liberty on July 21, 2005, the company did not hold a 2005 annual stockholders meeting.

Shareholder Communication with Directors

Our shareholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery Holding Company, 12300 Liberty Boulevard, Englewood, Colorado 80112. Communications from shareholders will be forwarded to our directors on a timely basis.

Executive Sessions

Following Discovery Holding Company’s spin off from Liberty, the independent directors of our company held one executive session without the participation of management during 2005.

Executive Compensation

The table below sets forth information relating to compensation allocated to us by Liberty for our Chief Executive Officer and our five other most highly compensated executive officers as of December 31, 2005, who we refer to as our “named executive officers.” Although certain of the individuals who are our named executive officers were performing services in connection with our businesses prior to our spin off in July 2005, those individuals were not dedicated exclusively to our businesses and devoted substantial time and effort to other Liberty businesses or to the Liberty organization in general. Accordingly, no information on the compensation of our named executive officers for periods prior to July 2005 is reported.

Summary Compensation Table

		Annual		Other
Name and		Compensation(1)		Annual	All Other
Principal Position	Year	Salary	Bonus	Compensation	Compensation

John C. Malone	2005	$195	$—	$37,155	$—
Chief Executive Officer
Robert R. Bennett	2005	$75,000	$—	$—	$—
President
David J.A. Flowers	2005	$6,938	$—	$—	$—
Senior Vice President and Treasurer
Albert E. Rosenthaler	2005	$13,875	$—	$—	$—
Senior Vice President
Christopher W. Shean	2005	$55,500	$—	$—	$—
Senior Vice President and Controller
Charles Y. Tanabe	2005	$68,000	$—	$—	$—
Senior Vice President, General Counsel and Secretary

(1)	During 2005, each of our named executive officers was also an officer of Liberty. We do not compensate our executive officers directly. However, pursuant to a services agreement between our company and Liberty, Liberty allocates a portion of the compensation it pays to our named executive officers to us based on an estimate of the percentage of time each executive spends on matters related to our company. These allocation percentages are reviewed semi-annually and adjusted as necessary. In addition to the salary amounts included in the table, Liberty allocates to us an amount for employee benefits calculated as 15% of the amount of each executive’s salary that is allocated to us. The amounts in the table represent amounts allocated to us by Liberty for the six months ended December 31, 2005.

Option and SAR Grants in Last Fiscal Year

In connection with our spin off from Liberty, each outstanding Liberty stock option and stock appreciation right (collectively, a “Liberty Award”) held by individuals who are directors, officers or employees of Liberty (including our named executive officers) was divided into (A) an option (a “Spin Off DHC Option”) to purchase a number of shares of the same series of our common stock as the series of Liberty common stock for which the outstanding Liberty Award was exercisable equal to 0.10 times the number of shares for which the Liberty Award was exercisable and (B) an adjusted option or stock appreciation right, as applicable, with respect to shares of Liberty common stock equal to the same series and number of shares of Liberty common stock for which the Liberty Award was exercisable. The exercise price or base price of each Liberty Award was allocated between the Spin Off DHC Option and the Liberty Award. We did not grant any options or SARs to our named executive officers during 2005, other than Spin Off DHC Options to which they may have been entitled. Spin Off DHC Options granted to our named executive officers are set forth in the following table.

	Number of
	Securities	Series of
	Underlying	DHC	Exercise
	Options	Common	or Base	Expiration
Name	Granted	Stock	Price	Date

John C. Malone	138	Series A	$405.13	February 28, 2007
	1,148,540	Series B	$19.06	February 28, 2011
	20,000	Series A	$14.67	June 14, 2015
	180,000	Series B	$15.91	June 14, 2015
Robert R. Bennett	2,564	Series A	$31.61	July 11, 2007
	1,667,985	Series B	$19.06	February 28, 2011
	100,000	Series A	$13.00	July 31, 2013
	100,000	Series A	$11.84	August 6, 2014
David J.A. Flowers	147,686	Series A	$17.54	February 28, 2011
	20,000	Series A	$13.00	July 31, 2013
	25,000	Series A	$11.84	August 6, 2014
Albert E. Rosenthaler	51,280	Series A	$14.74	March 1, 2012
	25,000	Series A	$13.00	July 31, 2013
	25,000	Series A	$11.84	August 6, 2014
Christopher W. Shean	28,204	Series A	$17.54	September 21, 2010
	5,641	Series A	$17.54	February 28, 2011
	25,000	Series A	$13.00	July 31, 2013
	25,000	Series A	$11.84	August 6, 2014
Charles Y. Tanabe	196,915	Series A	$17.54	February 28, 2011
	25,000	Series A	$13.00	July 31, 2013
	22,500	Series A	$11.84	August 6, 2014

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

The following table sets forth information concerning (i) exercises of stock options and SARs by the named executive officers during the year ended December 31, 2005 and (ii) the value of unexercised in-the-money options and SARs as of December 31, 2005.

Aggregated Option/SAR Exercises in the Last Fiscal Year and
Fiscal Year-End Option/SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options/SARs at	Options/SARs at
	Acquired	Value	December 31, 2005	December 31, 2005
	on Exercise	Realized	(#) Exercisable/	($)Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable

John C. Malone
Series A
Exercisable	—	$—	138	$—
Unexercisable	—	$—	20,000	$9,600
Series B
Exercisable	—	$—	947,546	$—
Unexercisable	—	$—	380,994	$—
Robert R. Bennett
Series A
Exercisable	—	$—	202,564	$546,000
Unexercisable	—	$—	—	$—
Series B
Exercisable	—	$—	1,667,985	$—
Unexercisable	—	$—	—	$—
David J.A. Flowers
Series A
Exercisable	—	$—	134,841	$33,750
Unexercisable	—	$—	57,845	$92,000
Albert E. Rosenthaler
Series A
Exercisable	—	$—	40,640	$48,562
Unexercisable	—	$—	60,640	$108,962
Christopher W. Shean
Series A
Exercisable	—	$—	47,435	$38,050
Unexercisable	—	$—	36,410	$98,450
Charles Y. Tanabe
Series A
Exercisable	—	$—	176,955	$36,395
Unexercisable	—	$—	67,460	$91,830

Compensation of Directors

Each of our directors who is not an officer or employee of our company is paid a retainer of $50,000 per year, payable quarterly in arrears, plus a fee of $1,000 for each board meeting he attends. In addition, the chairman and each other member of the audit committee of our board of directors is paid a fee of $5,000 and $2,000, respectively, for each audit committee meeting he attends. Each member of the executive committee and the compensation committee who is not an employee of our company receives a fee of $1,000 for each committee meeting he attends. Fees to our directors are payable in cash. In addition, we reimburse members of our board for travel expenses incurred to attend any meetings of our board or any committee thereof.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of our compensation committee are Paul A. Gould, M. LaVoy Robison and J. David Wargo. No member of our compensation committee is an officer of our company or any of our subsidiaries. No interlocking relationship exists between our board and its compensation committee and the board of directors or compensation committee of any other company.

Board Compensation Committee Report on Executive Compensation

The compensation committee of the board of directors of Discovery Holding Company is responsible for developing and making recommendations to the board of directors with respect to our company’s compensation policies and for administering our company’s stock incentive plans.

Currently, the executive officers of Discovery Holding Company, including our chief executive officer, are not employees of our company. Rather, each of our executive officers is an employee of our former parent company, Liberty Media Corporation. Accordingly it is Liberty, and not Discovery Holding Company, that is principally responsible for establishing and paying the compensation of these individuals. Liberty makes the services of our executive officers available to us under the terms of a services agreement that we entered into in connection with the spin off of our company from Liberty on July 21, 2005.

Pursuant to that services agreement, our company makes payments to Liberty based on a portion of Liberty’s personnel costs (taking into account both wages and benefits) for the officers and employees of Liberty who provide services to our company, including officers and employees of Liberty who also act as our executive officers. These costs are based on the percentages of time to be spent by such Liberty personnel performing services for the company and are reviewed semi-annually by this committee. In 2005, our company paid Liberty an aggregate of $661,317 for personnel costs under the services agreement, of which, $256,663 was attributable to our executive officers.

This committee has determined that utilizing the services agreement with Liberty to obtain and pay for the services of our company’s executive officers is both prudent and in the best interests of our company, and that the compensation indirectly paid to our executive officers thereunder for their services to our company is fair and reasonable. This policy enables our company to obtain the services of highly-qualified individuals, on a part-time and on-demand basis, and to pay only for that portion of their time actually spent on the business of our company. Among the factors considered by this committee in evaluating the executive officers of the company, including the chief executive officer, are:

•	the depth of knowledge and understanding demonstrated by such officers regarding our company and the industries in which we and our customers operate;

•	the degrees of responsibility assumed by such officers;

•	the ability of such officers to lead and motivate the managers and staff that directly and indirectly report to them;

•	the overall effectiveness of such officers in implementing the business goals and strategies approved by our board of directors; and

•	the financial and commercial performance of our company and any business unit or function thereof for which they have responsibility.

Submitted by the Members of the Compensation
Committee:

Paul A. Gould
M. LaVoy Robison
J. David Wargo

Employment Contracts, Termination of Employment and Change in Control Arrangements

We have no employment contracts, termination of employment agreements or change of control agreements with any of our named executive officers.

Lock-Up Agreement

In connection with our spin off from Liberty, our board of directors requested that John C. Malone enter into a lock-up agreement pursuant to which he would agree not to transfer shares of our Series B common stock or any options to purchase shares of our Series B common stock for a period of time after the spin off. Accordingly, we entered into an agreement with Mr. Malone, pursuant to which Mr. Malone agreed, subject to certain exceptions, not to transfer any shares of our Series B common stock or any options to purchase shares of our Series B common stock owned by him (whether acquired in connection with the spin off or later), or enter into any agreement to transfer the shares or options. These transfer restrictions are subject to a number of exceptions including:

•	transfers to certain of Mr. Malone’s family members or entities he or they control,

•	transfers in connection with estate planning and charitable giving,

•	transfers to us in connection with the exercise of options to purchase Series B common stock, and

•	transfers to any entity (i) that has equity securities traded on a national securities exchange or market, (ii) in which Mr. Malone, his family members and entities he or they control collectively own, or after the permitted transfer would own, and have the right to vote, securities representing twenty percent or more of the outstanding voting power of the entity and (iii) that no other person owns or has the right to vote securities of the entity representing a greater percentage of the outstanding voting power of the entity than Mr. Malone, his family members and the entities he or they control. We refer to the entities described in this bullet point as “Permitted Malone Transferees.”

In connection with transfers pursuant to certain of these exceptions, the applicable transferee will be required to enter into an agreement with our company having similar restrictions as the lock-up agreement. In addition, Mr. Malone may convert shares of our Series B common stock into shares of our Series A common stock in accordance with our restated certificate of incorporation and he may pledge or grant a security interest in his shares or options in connection with a bona fide financing or hedging transaction so long as he retains the right to vote the shares and the pledgee, grantee or counter party in the transaction agrees to convert any shares of our Series B common stock it receives in the event of a default, foreclosure or other acquisition of Mr. Malone’s shares or options into shares of our Series A common stock. The transfer restrictions will not apply to any transfer of shares or options in connection with a transaction pursuant to which a person (other than Mr. Malone, his family members, entities he or they control or a Permitted Malone Transferee) acquires beneficial ownership of fifty percent or more of the voting power of our outstanding capital stock so long as our board of directors has approved the transaction or in connection with the transaction the board or a court has taken actions that would terminate or render ineffective our shareholder rights plan or redeem the rights issued under the plan. We refer to such a transaction as a “Company Control Transaction.”

The lock-up agreement will terminate upon the earliest to occur of the expiration of eighteen months after the date of the agreement, the death of Mr. Malone and the consummation of a Company Control Transaction.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2005, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

			Number of
	Number of		Securities Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in the
Plan Category	and Rights	and Rights	First Column)

Equity compensation plans approved by security holders:
Discovery Holding Company 2005 Incentive Plan:
Series A common stock	—	$—	10,000,000	(1)
Series B common stock	—	$—	—
Discovery Holding Company 2005 Nonemployee Director Incentive Plan
Series A common stock	—	$—	5,000,000	(1)
Series B common stock	—	$—	—
Discovery Holding Company Transitional Stock Adjustment Plan(2)
Series A common stock	1,937,614	$15.43	—
Series B common stock	2,996,527	$18.87	—
Equity compensation plans not approved by security holders — None	—	$—	—	(3)

Total	4,934,141	$17.52	15,000,000

(1)	Each plan permits grants of, or with respect to, shares of our Series A common stock or Series B common stock subject to a single aggregate limit.

(2)	The transitional plan was adopted in connection with our spin off from Liberty to provide for the supplemental award of options to purchase shares of our common stock and restricted shares of our Series A common stock, in each case, pursuant to adjustments made to Liberty stock incentive awards in accordance with the anti-dilution provisions of Liberty’s stock incentive plans.

(3)	Prior to our spin off from Liberty, Liberty Programming Company LLC, a subsidiary of Liberty, approved each plan in its capacity as the then sole stockholder of our company.

Stock Performance Graphs

The following graph sets forth the performance of our Series A common stock and our Series B common stock for the period beginning July 21, 2005 and ended December 31, 2005 as compared to the S&P Media Index and Nasdaq Stock Market Index. The graph assumes $100 originally invested on July 21, 2005 and that all subsequent dividends were reinvested in additional shares.

	7/21/05	12/31/05
DHC Series A	100.00	100.40
DHC Series B	100.00	100.98
S&P Media Index	100.00	96.56
NASDAQ	100.00	101.23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Liberty

In connection with our spin off from Liberty in July 2005, we entered into a series of agreements with Liberty, under which we have certain rights and liabilities. The following is a summary of the terms of the material agreements we entered into with Liberty.

Reorganization Agreement

On July 14, 2005, we entered into a reorganization agreement with Liberty and Ascent Media Group LLC to provide for, among other things, the principal corporate transactions required to effect the spin off, certain conditions to the spin off and provisions governing the relationship between our company and Liberty with respect to and resulting from the spin off. Pursuant to the reorganization agreement, Liberty transferred to us all of the interests in Ascent Media and Liberty’s 50% ownership interest in Discovery Communications. The reorganization agreement provides for mutual indemnification obligations, which are designed to make our company financially responsible for substantially all liabilities that may exist relating to the business of Ascent Media and Liberty’s ownership interest in Discovery prior to the spin off, as well as for all liabilities incurred by our company after the spin off, and to make Liberty financially responsible for all potential liabilities of our company which are not related to our businesses, including, for example, any liabilities arising as a result of our company having been a subsidiary of Liberty. In addition, the reorganization agreement provides for each of our company and Liberty to preserve the confidentiality of all confidential or proprietary information of the other party for three years following the spin off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

Services Agreement

On July 21, 2005 we entered into a services agreement with Liberty, pursuant to which Liberty provides us with specified services and benefits, including:

•	shared office space, including furniture, furnishings and building services, at Liberty’s executive headquarters;

•	technical assistance (including management information systems, network maintenance and data storage), computers, office supplies, postage, courier service and other office services;

•	insurance administration and risk management services;

•	other services typically performed by Liberty’s treasury, legal, investor relations, tax and accounting personnel; and

•	such other services as we and Liberty may from time to time mutually determine to be necessary or desirable.

We make payments to Liberty under the services agreement based upon a portion of Liberty’s personnel costs (taking into account wages and benefits) of the Liberty officers and employees who provide services to us, including the executive officers of Liberty who also act as our executive officers (as we describe above under the heading “Concerning Management — Executive Compensation”). These personnel costs are based upon the anticipated percentages of time to be spent by Liberty personnel performing services for us under the services agreement. We also reimburse Liberty for direct out-of-pocket costs incurred by Liberty for certain services provided to us pursuant to the services agreement. We and Liberty evaluate all charges for reasonableness semi-annually and make any adjustments to these charges as we and Liberty mutually agree upon. We paid Liberty approximately $745,000 in fees and reimbursable expenses under the services agreement for the period beginning on the date of the spin off and ending on December 31, 2005.

The services agreement is renewed automatically each year for successive one-year periods, unless earlier terminated (1) by us at any time on at least 30 days’ prior written notice, (2) by Liberty at the end of any renewal term, upon at least 180 days’ prior notice, (3) by Liberty upon written notice to our company, following certain changes in control of our company or our company being the subject of certain bankruptcy or insolvency-related events or (4) by us upon written notice to Liberty, following certain changes in control of Liberty or Liberty being the subject of certain bankruptcy or insolvency-related events.

Tax Sharing Agreement

On July 20, 2005 we entered into a tax sharing agreement with Liberty that governs Liberty’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the tax sharing agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

Prior to the spin off, we and our eligible subsidiaries joined with Liberty in the filing of a consolidated return for U.S. federal income tax purposes and also joined with Liberty in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, for periods (or portions thereof) beginning after the spin off, we no longer join with Liberty in the filing of any federal, state, local or foreign consolidated, combined or unitary tax returns.

Under the tax sharing agreement, except as described below, Liberty is responsible for all U.S. federal, state, local and foreign income taxes reported on a consolidated, combined or unitary return that includes us or one of our subsidiaries, on the one hand, and Liberty or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand. In addition, Liberty will indemnify us and our subsidiaries against any liabilities arising under its tax sharing agreement with AT&T Corp. We are responsible for all other taxes (including income taxes not reported on a consolidated, combined, or unitary return by Liberty or its subsidiaries) that are attributable to us or one of our subsidiaries, whether accruing before, on or after the spin off. We have no obligation to reimburse Liberty for the use, in any period following the spin off, of a tax benefit created before the spin off, regardless of whether such benefit arose with respect to taxes reported on a consolidated, combined or unitary basis.

Notwithstanding the tax sharing agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we (or our subsidiaries) have been included in Liberty’s, AT&T Corp.’s or Tele-Communications, Inc.’s consolidated group, we (or our subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Liberty for tax liabilities allocated to Liberty under the tax sharing agreement.

Our ability to obtain a refund from a carryback of a tax benefit to a year in which we and Liberty (or any of our respective subsidiaries) joined in the filing of a consolidated, combined or unitary return will be at the discretion of Liberty. Moreover, any refund that we may obtain will be net of any increase in taxes resulting from the carryback for which Liberty is otherwise liable under the tax sharing agreement.

To the extent permitted by applicable tax law, we and Liberty will treat any payments made under the tax sharing agreement as a capital contribution or distribution (as applicable) made immediately prior to the spin off, and accordingly, as not includible in the taxable income of the recipient. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its affiliates), the payor’s payment obligation will be grossed up to take into account the deemed taxes owed by the recipient (or its affiliates).

We are responsible for preparing and filing all tax returns that include us or one of our subsidiaries (other than any consolidated, combined or unitary income tax return that includes us or one of our subsidiaries, on the one hand, and Liberty or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand), and we have the authority to respond to and conduct all tax proceedings, including tax audits, involving any taxes or any deemed adjustment to taxes reported on such tax returns. Liberty is responsible for preparing and filing all consolidated, combined or unitary income tax returns that include us or one of our subsidiaries, on the one hand, and Liberty or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand, and Liberty has the authority to respond to and conduct all tax proceedings, including tax audits, relating to taxes or any deemed adjustment to taxes reported on such tax returns. Liberty also has the authority to respond to and conduct all tax proceedings relating to any liability arising under its tax sharing agreement with AT&T Corp. We are entitled to participate in any tax proceeding involving any taxes or deemed adjustment to taxes for which we are liable under the tax sharing agreement. The tax sharing agreement further provides for cooperation between Liberty and our company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the tax sharing agreement requires that neither we nor any of our subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or prohibit the spin off from qualifying as a tax-free transaction to Liberty and Liberty’s stockholders as of the record date for the spin off under Sections 355 and 368(a)(1)(D) of the Code. Moreover, we must indemnify Liberty and its subsidiaries, officers and directors for any loss, including any deemed adjustment to taxes of Liberty, resulting from (1) such action or failure to act, (2) any agreement, understanding, arrangement or substantial negotiations entered into by us or any of our subsidiaries prior to the day after the first anniversary of the spin off, with respect to any transaction pursuant to which any of Cox Communications, Inc., Advance/Newhouse Programming Partnership or certain persons related to Cox Communications or Advance/Newhouse would acquire shares of, or other interests (including options) in our capital stock or (3) any action or failure to act by us or any of our subsidiaries following the completion of the spin off that would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made in connection with the tax opinion delivered to Liberty by Skadden, Arps, Slate, Meagher & Flom LLP or the private letter ruling obtained by Liberty from the IRS, in each case relating to, among other things, the qualification of the spin off as a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code. For purposes of the tax sharing agreement, the deemed adjustment to taxes generally will be an amount equal to the gain recognized by Liberty multiplied by the highest applicable statutory rate for the applicable taxing jurisdiction, plus interest and any penalties.

Information Agreement with Discovery

On June 24, 2005, we entered into an agreement with Discovery Communications, Inc. regarding the preparation and use by us of certain information regarding Discovery in connection with our financial reporting and disclosure requirements as a public company. We refer to this agreement as the Information Agreement.

The Information Agreement provides that Discovery will use commercially reasonable efforts:

•	to provide us, on a timely basis, with

•	historical financial information regarding Discovery that we identified as necessary for preparation of our annual and quarterly financial statements, and

•	additional financial and business information regarding Discovery, as reasonably necessary for us to comply with our reporting and disclosure obligations under applicable securities laws and stock market rules for use and inclusion in our SEC filings, reports and other disclosure documents and related meetings and conference calls; and

•	to make its officers and, subject to any applicable professional standards and practices, accountants, attorneys and other advisors reasonably available for consultations and discussions with us and our accountants, attorneys and other advisors regarding such information.

With respect to information provided to us other than the historical financial information specified in the agreement, the Information Agreement limits the public disclosure by us of certain non-public information regarding Discovery, including information the disclosure of which could reasonably be expected to have an adverse effect on Discovery that is material in any respect, and provides procedures for resolving issues regarding such information.

The Information Agreement provides that we will reimburse Discovery for the reasonable fees, costs and expenses incurred by Discovery to perform its obligations under the Information Agreement, to the extent such fees, costs and expenses exceed those that would otherwise have been incurred by Discovery in the ordinary course of business. The Information Agreement also provides that we will indemnify Discovery, its subsidiaries and their respective officers, directors, employees and agents from and against any losses incurred by them relating to any third-party claims or investigations related to Discovery’s performance of its obligations under the Information Agreement or any disclosure by us of the information provided to us by Discovery pursuant to the Information Agreement (and will exculpate such persons from any liability to us relating thereto), other than any such losses and liabilities as may arise from the gross negligence, reckless conduct or willful misconduct of Discovery or any such indemnified person.

In addition, we have entered into separate agreements with Cox Communications and Advance/Newhouse, pursuant to which we have agreed to indemnify such parties, their affiliates, and their respective officers, directors, employees and agents, from and against any losses incurred by them relating to any third-party claims related to Discovery’s performance of its obligations under the Information Agreement or any disclosure by us of the information provided to us by Discovery pursuant to the Information Agreement (and will exculpate such persons from any liability to us relating thereto), other than any such losses and liabilities as may arise from the willful misconduct of, or any purchase or sale of our securities by, Cox Communications or Advance/Newhouse, as applicable, or any of such party’s officers, directors, employees and agents.

Termination of Tax Agreement between Ascent Media and Liberty

Prior to the spin off, Liberty and Ascent Media entered into an agreement pursuant to which their existing tax allocation and indemnification agreement was terminated and each of Liberty and Ascent Media were released from all liabilities and obligations under such agreement.

Services Agreement between Ascent Media and On Command Corporation

Since October 1, 2002, Ascent Media has provided uplink and satellite transport services to On Command Corporation, a wholly owned subsidiary of Liberty. Under the terms of a short-term services agreement and, later a content preparation and distribution services agreement, from October 1, 2002 through March 31, 2008, Ascent Media has provided, and will continue to provide, uplink and satellite transport services. The content preparation and distribution agreement also provides that Ascent Media may supply content preparation services. All agreements were entered into in the ordinary course of business on arm’s-length terms.

Arrangements between Discovery and Ascent Media

Discovery is a customer of Ascent Media and certain Discovery subsidiaries are parties to vendor agreements with Ascent Media. Such agreements and arrangements were entered into in the ordinary course of business on arm’s-length terms. In that connection, Ascent Media’s facilities in Singapore provide uplink and origination and other network services for Discovery’s channels in Asia and Ascent Media’s facilities in London provide origination and other network services for Discovery channels in the U.K. In 2005, Discovery and its subsidiaries were, collectively Ascent Media’s fifth largest customer, generating $34,188,000 in sales (or 4.9% of Ascent Media’s 2005 total revenue).

SHAREHOLDER PROPOSALS

This proxy statement relates to our annual meeting of shareholders for the calendar year 2006, which will take place on May 31, 2006. We currently expect that our annual meeting of shareholders for the calendar year 2007 will be held during the second quarter of 2007. In order to be eligible for inclusion in our proxy materials for the 2007 annual meeting, any shareholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 29, 2006 or such later date as we may determine and announce in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2007 annual meeting, although not included in our proxy statement, any shareholder proposal must be received at our executive offices at the foregoing address on or before the close of business on March 2, 2007 or such later date as we may determine and announce in connection with the actual scheduling of the annual meeting.

All shareholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder proposal (regardless of whether it is included in our proxy materials), our restated certificate of incorporation, our bylaws and Delaware law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at www.sec.gov. Additional information can also be found on our website at www.discoveryholdingcompany.com. (Information contained on any website referred to in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of any exhibits listed in our Annual Report on Form 10-K for the period ended December 31, 2005, please call or submit a request in writing to Investor Relations, Discovery Holding Company, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

* * *

This proxy statement is being provided at the direction of the board of directors.

Charles Y. Tanabe
Senior Vice President,
General Counsel and Secretary

Englewood, Colorado
April 28, 2006

ANNEX A

DISCOVERY HOLDING COMPANY
2005 INCENTIVE PLAN

ARTICLE I

Purpose of Plan

1.1  Purpose.  The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

1.2  Effective Date.  The Plan is effective as of May 3, 2005.

ARTICLE II

Definitions

2.1  Certain Defined Terms.  Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 10.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Company” means Discovery Holding Company, a Delaware corporation.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall purchase any Common Stock of the Company (or securities convertible into Common Stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Distribution Date” means the date on which the Company ceased to be a wholly-owned subsidiary of Liberty Media Corporation, a Delaware corporation.

“Dividend Equivalents” means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Effective Date” has the meaning ascribed thereto in Section 1.2.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a share of any series of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a person who has received an Award under the Plan.

“Nasdaq” means The NASDAQ Stock Market.

“Nonqualified Stock Option” means a stock option granted under Article VI.

“Option” means a Nonqualified Stock Option.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Discovery Holding Company 2005 Incentive Plan.

“Restricted Shares” means shares of any series of Common Stock or the right to receive shares of any specified series of Common Stock, as the case may be, awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

“Stock Unit Awards” has the meaning ascribed thereto in Section 9.1.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Restricted Shares awarded hereunder, means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

Administration

3.1  Committee.  The Plan shall be administered by the Compensation Committee of the Board unless a different committee is subsequently appointed by the Board. The Committee shall be comprised of not less than two Persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2  Powers.  The Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Stock Units under Article IX of the Plan, Cash Awards under Article X of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3  Interpretation.  The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

ARTICLE IV

Shares Subject to the Plan

4.1  Number of Shares; Award Limits.  Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 20 million shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash, and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Except for Awards described in Section 11.1, no person may be granted in any calendar year Awards covering more than 2 million shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No person shall receive payment for Cash Awards during any calendar year aggregating in excess of $10,000,000.

4.2  Adjustments.  If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all shares of any series of Common Stock are redeemed, then each outstanding Award shall be adjusted to substitute for the shares of such series of Common Stock subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of shares of such series of Common Stock and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

ARTICLE V

Eligibility

5.1  General.  The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such persons who are employees (including officers) of or independent contractors providing services to the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

5.2  Ineligibility.  No member of the Committee, while serving as such, shall be eligible to receive an Award.

ARTICLE VI

Stock Options

6.1  Grant of Options.  Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

6.2  Option Price.  The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

6.3  Term of Options.  Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

6.4  Exercise of Options.  An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.5  Manner of Exercise.

(a) Form of Payment.  An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(b) Value of Shares.  Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c) Issuance of Shares.  The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

6.6  Nontransferability.  Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VII

SARs

7.1  Grant of SARs.  Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible employee (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2  Tandem SARs.  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

7.3  Free Standing SARs.  Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR.

7.4  Consideration.  The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.

7.5  Limitations.  The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6  Exercise.  For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

7.7  Nontransferability.  Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and (ii) except as otherwise required pursuant to a Domestic Relations Order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

ARTICLE VIII

Restricted Shares

8.1  Grant.  Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, shall determine whether shares of Common Stock covered by Awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the applicable series of Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

8.2  Issuance of Restricted Shares at Beginning of the Restriction Period.  If shares of the applicable series of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3  Restrictions.  Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

8.4  Issuance of Stock at End of the Restriction Period.  Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

8.5  Cash Payments.  In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

8.6  Completion of Restriction Period.  On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, (ii) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.

ARTICLE IX

Stock Units

9.1  Grant.  In addition to granting Awards of Options, SARs and Restricted Shares, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Awards of Stock Units which may be in the form of shares of any specified series of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, Awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

9.2  Rules.  The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Stock Units:

(a) Any shares of Common Stock which are part of an Award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

(b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the employee to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code.

(d) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

ARTICLE X

Cash Awards and Performance Awards

10.1  Cash Awards.  In addition to granting Options, SARs, Restricted Shares and Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.

10.2  Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.

10.3  Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

10.4  Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

10.5  Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE XI

General Provisions

11.1  Acceleration of Awards.

(a) Death or Disability.  If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full.

(b) Approved Transactions; Board Change; Control Purchase.  In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

11.2  Termination of Employment.

(a) General.  If a Holder’s employment shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option or SAR shall thereafter become or be exercisable, such Stock Units to the extent vested shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and related cash amounts and any such unvested Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment for cause will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award of the termination of a Holder’s employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.

(b) Termination for Cause.  If a Holder’s employment with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting or complete exercise of any Stock Unit or the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested or unexercised Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

(c) Miscellaneous.  The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.

11.3  Right of Company to Terminate Employment.  Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.

11.4  Nonalienation of Benefits.  Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

11.5  Written Agreement.  Each Award of Options shall be evidenced by a stock option agreement; each Award of SARs shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; each Award of Stock Units shall be evidenced by a stock units agreement; and each Performance Award shall be evidenced by a performance award agreement (including a cash award agreement evidencing a Cash Award), each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

11.6  Designation of Beneficiaries.  Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

11.7  Termination and Amendment.

(a) General.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b) Modification.  No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award, except as otherwise permitted by Section 11.18. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder, or as otherwise permitted under Section 11.18, and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefore, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

11.8  Government and Other Regulations.  The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.9  Withholding.  The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

11.10  Nonexclusivity of the Plan.  The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.11  Exclusion from Pension and Profit-Sharing Computation.  By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

11.12  Unfunded Plan.  Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

11.13  Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.14  Accounts.  The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

11.15  Legends.  Each certificate evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

11.16  Company’s Rights.  The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.17  Interpretation.  The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

11.18  Section 409A.  Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Holder’s rights to an Award or require the consent of the Holder.

ANNEX B

Discovery Holding Company

Audit Committee Charter

There will be a committee of the Board of Directors (the “Board”) of Discovery Holding Company (the “Corporation”) which will be called the Audit Committee.

STATEMENT OF PURPOSE.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling the Board’s responsibilities to the Corporation and its shareholders relating to the accounting and financial reporting process and the audit of the Corporation’s financial statements. To that end, the Audit Committee will oversee management’s processes and activities relating to:

•	maintaining the reliability and integrity of the Corporation’s accounting policies, financial reporting practices and financial statements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Corporation’s internal audit function and independent auditor; and

•	confirming compliance with U.S. Federal laws and regulations, and the requirements of any stock exchange or quotation system on which the Corporation’s securities may be listed.

The Audit Committee will prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

COMMITTEE MEMBERSHIP.

The Audit Committee will consist of no fewer than three members. The Audit Committee will be composed of directors who satisfy the independence, experience and financial expertise requirements set forth in the Corporate Governance Rules of The Nasdaq Stock Market, Inc. and Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the rules and regulations promulgated thereunder. In addition, at least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The Board may, in its discretion, determine that one or more members of the Audit Committee are “financial experts” as defined by the Commission.

The members of the Audit Committee will be appointed, and may from time to time be removed, by the Board.

EXECUTIVE SESSIONS.

The Audit Committee will meet from time to time with management, the internal auditors (or other personnel responsible for the internal audit) and the independent auditor in separate executive sessions in furtherance of its purposes.

FUNCTIONS AND RESPONSIBILITIES.

In furtherance of the purposes set forth above, the Audit Committee will perform the functions and responsibilities described in this Charter as appropriate and will have all powers of the Board necessary or desirable to perform such functions and responsibilities as may be delegated to a committee of the Board under Delaware law. Notwithstanding the enumeration of specific functions and responsibilities herein, the Audit Committee believes that its policies and procedures should remain flexible, in order to best respond to changing circumstances and conditions in fulfilling its responsibilities to the Corporation and its shareholders. The Audit Committee may by resolution establish its own rules and regulations, including notice and quorum requirements for all meetings. In the absence of such rules and regulations, the provisions of the Corporation’s bylaws generally applicable to committees of the Board will apply.

The Audit Committee will have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and will approve in advance all audit engagement fees and terms and significant non-audit engagements with the independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee will be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services. The independent auditor will report directly to the Audit Committee.

All auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor must be approved by the Audit Committee in advance, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members or may delegate authority to one or more members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that all decisions to grant preapprovals pursuant to such delegated authority will be presented to the entire Audit Committee at its next scheduled meeting.

The Audit Committee will have the authority, to the extent it deems necessary or appropriate to carry out its functions and responsibilities, to retain independent legal, accounting or other advisors. The Corporation will provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services and to any advisors employed by the Audit Committee.

The Audit Committee will make regular reports to the Board. The Audit Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee will annually review the Audit Committee’s own performance.

In addition, the Audit Committee will:

(a) Financial Statement and Disclosure Matters.

(i) Review and discuss with management and the independent auditor the Corporation’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

(ii) Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

(iii) Review and discuss with management and the independent auditor, as applicable, (A) significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (D) earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

(iv) Require independent auditor to submit and, from time to time as appropriate (and/or as required by applicable law, regulation or stock market rule), hold meetings to review and discuss, reports on (A) all critical accounting policies and practices to be used; (B) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatments preferred by the independent auditor; and (C) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

(v) Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such risk exposures, including the Corporation’s risk assessment and risk management policies or guidelines.

(vi) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit or any review services, including any difficulties encountered in the course of the audit or review work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(vii) Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

(b) Oversight of the Corporation’s Relationship with the Independent Auditor.

(i) (1) Obtain and review a formal written statement from the independent auditor at least annually regarding (A) the audit firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (C) any steps taken to deal with such issues, and (D) all relationships between the independent auditor and the Corporation (consistent with Independence Standards Board Standard 1); (2) evaluate the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, considering whether the auditor’s internal quality-controls are adequate, considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence and actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor, taking into account the opinions of management and the Corporation’s internal auditors; and (3) present its conclusions and consequent recommendations with respect to the independent auditor to the Board.

(ii) Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

(iii) Recommend to the Board policies regarding any potential hiring by the Corporation of employees or former employees of the independent auditor who were engaged on the Corporation’s account or otherwise participated in any audit of the Corporation.

(iv) Discuss with the independent auditor any accounting or auditing issues with respect to which the Corporation’s audit team consulted with the independent auditor’s national office.

(v) Review with the independent auditor any audit problems or difficulties and management’s response.

(vi) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

(c) Oversight of the Corporation’s Internal Audit Function.

(i) Ensure the Corporation maintains an internal audit function.

(ii) Discuss with the independent auditor and management the internal auditor function’s responsibilities, budget and staffing and any recommendations or suggested changes in the planned scope of the internal audit.

(iii) Review with the internal auditor, from time to time as appropriate, the results of specified projects assigned to the internal auditor, and coordinate with management to ensure that any significant findings or control weaknesses are addressed and resolved.

(d) Compliance Oversight Responsibilities.

(i) Review any reports of the independent auditor mandated by Section 10A of the Exchange Act and obtain from the independent auditor any information with respect to illegal acts in accordance with Section 10A.

(ii) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(iii) Take actions necessary to enforce the Code of Business Conduct and Ethics adopted by the Board, including the establishment of procedures to consider alleged violations of such code and reporting and disclosure of such violations and any waivers granted by the Board under such code.

LIMITATION ON AUDIT COMMITTEE’S ROLE.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to, and the Audit Committee will not, (a) plan or conduct audits, (b) prepare the Corporation’s financial statements, or (c) determine or certify that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADOPTED this 3rd day of May, 2005

Annual Meeting Admission Ticket

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2006 Annual Meeting of Discovery Holding Company
Shareholders

May 31, 2006, 9:00 a.m. Local Time

Denver Marriott South at Park Meadows

10345 Park Meadows Drive

Littleton, CO 80124

Upon arrival, please present this admission ticket and
photo identification at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
Annual Meeting Proxy Card 123456 C0123456789 12345

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A	Election of Director — The Board of Directors recommends a vote FOR the listed nominee.

1.	Nominee:	For	Withhold
	01 — J. David Wargo	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Incentive Plan	☐	☐	☐

3.	Auditors Ratification	☐	☐	☐

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Admission Ticket

Notice of 2006 Annual Meeting
May 31, 2006, 9:00 a.m. Local Time
Denver Marriott South at Park Meadows
10345 Park Meadows Drive
Littleton, CO 80124

Discovery Holding Company’s Annual Meeting will be held at 9:00 am local time on May 31, 2006 at the Denver Marriott South at Park Meadows. If you plan to attend the Annual Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.
Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the phone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.
DISCOVERY HOLDING COMPANY
SERIES A AND SERIES B COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Christopher W. Shean and Charles Y. Tanabe with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of Series A and Series B Common Stock of Discovery Holding Company, held by the undersigned at the Annual Meeting of shareholders to be held on May 31, 2006, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.
IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE LISTED NOMINEE AND IN ACCORD WITH THE DIRECTORS’ RECOMMENDATIONS OF THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.
PLEASE SIGN ON THE OTHER SIDE AND RETURN PROMPLTY TO DISCOVERY HOLDING COMPANY, C/O COMPUTERSHARE, P.O. BOX 43101, PROVIDENCE, RI 02940-0567. IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, OR SIGN AND RETURN A PROXY CARD, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
To vote using the Telephone (within U.S. and Canada) To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Eastern Time, on May 30, 2006.
THANK YOU FOR VOTING